Exhibit 1.3

Industry Canada        Industrie Canada

Certificate		Certificat
of Incorporation		de modification

Canada Business		Loi canadienne sur
Corporations Act		les societes par actions

Ressources Golden Gram Inc.
Golden Gram Resources Inc.		305921-9
Name of corporation -Unomination de la societe

I hereby certify that the articles of the above-named corporation were amended		Je certifie quo les statuts de ]a sociW susmentionn& ont 6th modifies :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de 1'article 13 de la Loi canadienne sur les :colitis par actions, conformement h l'avis ci joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de 1'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indiqud dens les clauses modificatrices ci jointer designant une sdrie d'actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de 1'article 179 de la Loi canadienne sur les sociates par actions, tel qu'il eat indiqud dens les clausesmodificatrices ci jointer;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de 1'article 191 de la Lai canadienne sur les societes par actions, tel qu'il est indiqud Bans lea clauses de reorganisation ci jointer.

/s/ Director - Directeur		March 19, 1996/le 19 mars 1996 Date of Amendment - Date de modification

Industry Canada	Industrie Canada
		FORM 4	FORMULE 4
Canada Business	Loi regissant les societes	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	par actions de regime federal	(SECTION 27 OR 177)	(ARTICLE 27 OU 177)

1. Name of corporation - Denomination de la societe		2. Corporation No. - No de la societe

Agregat Gramcorp Inc.		305921-9
3.The articles of the above-named corporation are amended as follows:		Les stauts de la societe mentionnee ci-dessus sont modifies de la facon suivante.

1.     L'article 1 des statuts de la societe est abroge et remplace par ce qui suit:

<<1 - Demonation de la societe

Ressources Golden  Gram Inc.
Golden Gram  Resources Inc.

Date 27 fevrier .96	Signature	Title - Titre
	/s/	Vice President
For Departemental use only- A L'usage du ministere seulement filed-deposee Jun 13 1995